UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer incorporation or Identification Number)

1000 MARINA BOULEVARD, SUITE 200, BRISBANE, CALIFORNIA 94005
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02.  Termination of a Material Definitive Agreement.

                On December 19, 2006, VaxGen, Inc. (“the Company”) received notification that the Department of Health and Human Services terminated for default the company’s contract no. HHS0100200500001C (“the SNS Contract”) to provide 75 million doses of a modern anthrax vaccine for civilian biodefense.

                VaxGen received a unilateral contract modification changing the contract expiration date from October 31, 2012 to December 19, 2006 and reducing the funds obligated to the SNS Contract to zero as well as a termination letter relating to the SNS Contract. The modification to the SNS Contract and the termination letter are attached as Exhibits 10.1 and 99.1, respectively, to this report and are incorporated herein by reference.

SECTION 8—OTHER EVENTS

Item 8.01. Other Events.

                On December 19, 2006, VaxGen, Inc. issued a press release entitled, “HHS Cancels VaxGen’s Anthrax Vaccine Contract”.

                This press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1
Modification #04 to Contract No. HHS0100200500001C, between the Department of Health and Human Services, Office of Research and Development Coordination and Office of Public Health Emergency Preparedness and VaxGen, Inc., dated December 19, 2006.

99.1	Termination Letter – Contract No. HHSO100200500001C (11/4/04) “Acquisition of rPA Anthrax Vaccine for the Strategic National Stockpile”

99.2	Press release dated December 19, 2006 entitled, “HHS Cancels VaxGen’s Anthrax Vaccine Contract”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: December 20, 2006	By:	/s/ Matthew J. Pfeffer

Matthew J. Pfeffer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Modification #04 to Contract No. HHS0100200500001C, between the Department of Health and Human Services, Office of Research and Development Coordination and Office of Public Health Emergency Preparedness and VaxGen, Inc., dated December 19, 2006.

99.1	Termination Letter – Contract No. HHSO100200500001C (11/4/04) “Acquisition of rPA Anthrax Vaccine for the Strategic National Stockpile”

99.2	Press release dated December 19, 2006 entitled, “HHS Cancels VaxGen’s Anthrax Vaccine Contract”.